UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 24, 2023, the Board of Directors of AudioEye, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board of Directors (the “Board”) to six and elected Dr. Katherine E. Fleming as a member of the Company’s Board, to serve until the 2023 Annual Meeting of Stockholders and until her successor is elected and qualified, or until her earlier death, resignation or removal. The Board has approved the appointment of Dr. Fleming to the Audit Committee, the Compensation Committee and Nominating and the Corporate Governance Committee, all effective on the date of the 2023 Annual Meeting.

Katherine E. Fleming, age 57, has over fifteen years’ experience in arts and education leadership. Currently the CEO and President of the J. Paul Getty Trust, she served as Provost of New York University from 2016-2022. At Getty she oversees the Trust's endowment, the activities of its programs, and its strategic priorities. At NYU, she was responsible for allocating financial resources and had oversight of all Deans and Directors. From 2012- 2016, she served as President of the Board of the University of Piraeus, Greece, and from 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris. Dr. Fleming was a member of the Board of Advent Technologies Holdings, Inc. (Nasdaq:ADN), a publicly traded company, until June 2022. A historian by training, Dr. Fleming earned a B.A. from Barnard College of Columbia University, an M.A. from the University of Chicago and a Ph.D. from the University of California, Berkeley. She is an elected member of the American Academy of Arts and Sciences, a Chevalier in the French Legion of Honor, and holds the Silver Cross in the Greek Order of Beneficence.

There are no arrangements or understandings between Dr. Fleming and any other person pursuant to which Dr. Fleming was selected as a director of the Company. There are no family relationships between Dr. Fleming and any director or executive officer of the Company. Dr. Fleming is not and has not been a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, Dr. Fleming will receive the following compensation: (i) a pro-rated number of shares for her annual equity award and quarterly equity award relating to her service from March 24, 2023 to March 31, 2023 (as calculated in accordance with the Company’s existing non-employee director compensation program, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2022), and (ii) a pro-rated number of shares for her annual equity award relating to her service from April 1, 2023 to May 20, 2023 (as calculated by reference to the Company’s to be amended non-employee director compensation program as described below).

Effective April 1, 2023, the Company’s non-employee director compensation policy will consist of the following equity compensation:

•	each non-employee director will receive an annual equity award of 5,667 restricted stock units (“RSUs”);
•	the Lead Independent Director will receive an additional annual equity award of 2,833 RSUs;
•	each non-employee director will receive a quarterly equity award of 667 RSUs;
•	each Chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee will receive an additional quarterly equity award of 200 RSUs; and
•	the Lead Independent Director will receive an additional quarterly equity award of 333 RSUs.

The annual RSUs will be granted on the date of the annual meeting of stockholders in each year and vest on the earlier of (a) one year following the date of grant or (b) immediately prior to the next annual meeting of stockholders following the date of grant, provided the director’s service has not terminated prior to such date. Any of these vested RSUs will be settled on the earlier of (i) the 7th anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.

The quarterly RSUs will be granted in advance on the first day of each calendar quarter and vest on the grant date. These vested RSUs will be settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.

Amendment to Executive Employment Agreement

On March 25, 2023, the Company entered into a Second Amendment to Executive Employment Agreement (the “Second Amendment”) with Dr. Carr Bettis, the Company’s Executive Chairman of the Board. The Second Amendment amends Dr. Bettis’ Executive Employment Agreement, dated July 1, 2015, as previously amended by the Amendment to Executive Employment Agreement, dated May 18, 2021. The Second Amendment provides for the following base salary payable to Dr. Bettis, effective March 31, 2023: (i) a continued annual cash amount of $36,000, payable in accordance with regular payroll practices; and (ii) a monthly award of 772 fully vested shares of common stock of the Company.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2023 the Board approved certain amendments to the Company’s By-Laws effective as of that date. The amendments implement the following changes to the By-Laws, among other things:

•	provide that for director nominations or proposals for other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company;

o	to be timely, such notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;

o	the notice must include specified information about the stockholder, the nominee, the proposal and other matters;

•	require a stockholder who intends to solicit proxies in support of director nominees, other than the Company’s nominees, to certify their compliance with Rule 14a-19 of the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), and, upon request of the Company, to deliver reasonable evidence of such compliance to the Company no later than five business days prior to the date of the applicable meeting of stockholders;

•	provide that, unless otherwise required by law, if a stockholder provides notice under Rule 14a-19 and subsequently: (i) notifies the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19; (ii) fails to comply with the requirements of Rule 14a-19; or (iii) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements of Rule 14a-19 have been met, then the stockholder’s nominations shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such stockholder;

•	provide for procedural requirements for nominations for director at a special meeting of stockholders;

•	reserve white proxy cards for use by the Company’s Board only;

•	conform provisions related to the list of stockholders to recent changes in the Delaware General Corporation Law;

•	clarify certain matters related to meetings of stockholders;

•	provide for clarification and updates regarding certain officer matters; and

•	incorporate other technical, clarifying, and conforming changes.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the By-Laws, a marked copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 28, 2023, the Company issued a press release announcing the election of Dr. Katherine E. Fleming as a member of the Company’s Board as described in Item 5.02 above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	By-Laws of AudioEye, Inc. (as amended as of March 24, 2023)

10.1	Second Amendment to Executive Employment Agreement by and between AudioEye, Inc. and Carr Bettis, dated March 25, 2023

99.1	Press Release of the Company dated March 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2023	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary